NOVATION COMPANIES, INC. Annual Shareholders Meeting June 6, 2014

Cautionary Notice about Forward-Looking Statements 2 This presentation contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward- looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by us speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise in the future.

3 Transition & Vision

Decision to Sell StreetLinks • Our decision to sell StreetLinks centered on: – The cyclical nature of the mortgage business and our modest capital base make it a higher risk business to own as our primary operating subsidiary – We believe that CorvisaCloud represents the best opportunity for Novation to build long-term shareholder value 4

What’s Going on with Advent • Evaluating our alternatives with the goal of exiting the business • Will allow us to focus 100% of time and resources on CorvisaCloud 5

Our Go Forward Strategy • Focus on growing CorvisaCloud – Near term focus on growing number of customers and revenue – Invest in marketing and sales for growth and continued product enhancement for competitive advantage – Company will operate at a loss over the near term as it invests for long term growth • Position ourselves to the equity markets as a technology business – Start to tell the story through effective PR and investor relations • Evaluate tack-on acquisitions – Enhance CorvisaCloud’s product offering – Grow CorvisaCloud’s customer base • Why CorvisaCloud – Large market with significant opportunity for growth as the industry transitions to cloud-based solutions 6

Contact Center Market Size 2010 2011 2012 2013 2014 2015 2016 Total Cloud Based Seats 483,875 871,717 1,155,172 1,501,723 1,907,188 2,364,913 2,885,194 Total Worldwide CC Seats 14,000,000 14,840,000 15,804,600 16,721,267 17,607,494 18,523,084 19,486,284 Adoption Rate 3.5% 5.9% 7.3% 9.5% 11.4% 13.4% 15.6% 7 Actual Projected Source: DMG Consulting, LLC December 2013

PBX Market Size • A February 2012 research report from Insight Research contains several noteworthy statistics: – Market Size – The current total market size for business telephone lines is 72 million lines (although not an exact match, for purposes of comparison, I am going to assume that a business line is equivalent to a PBX seat). – SMEs Dominate – The market is broken down as 41 million lines for SMEs (that is, businesses with fewer than 100 employees), and 31 million lines for businesses with more than 100 employees. – Growth – The demand for business lines will grow at a 25% annual rate between now and 2015. – Revenue – The dollar value of these lines was $500 Million in 2011 and will grow to $1.2 Billion in 2015. – Low Penetration – As of the end of 2010, VoIP service providers controlled only 4% of this market. 8

Three Primary Divisions Product Division – Full product suite of cloud- based contact center technologies – Full PBX standalone solution – SIP Trunking Platform Division – Enterprise-class platform for customizing communications applications Professional Services – Contact center and technology consulting – Salesforce.com CRM consulting and implementations – Serves as a lead source for product division 9

Sources of Revenue Product License Fee Minutes Other Usage Fees Per Hour Fee Contact Center Software X X PBX – standalone X X Platform X x SIP Trunking X Professional Services X 10 Contact Center Software product includes PBX, Platform and SIP Trunking PBX – standalone includes Platform and SIP Trunking

Competitive Advantage Product Competitive Advantage Contact Center Software The only product/platform combination in the market today. Combines industry best product with the ability to customize to fit unique business needs of customers. Easy to use with better functionality than more complex systems. PBX – standalone Backed by world class security, redundant data centers, and enterprise SLAs giving us an advantage in network reliability and security. Platform Gives customers the ability to customize our product offering to conform to their unique business needs. Allows developers to build complex, scalable telephony applications without spending capital on the foundational feature set or infrastructure. SIP Trunking Backed by world class security, redundant data centers, and enterprise SLAs giving us an advantage in network reliability and security. Used as a foot in the door with new customers with the goal of cross-selling other products. Simple and quick online sign- up and set up. 11

12 CorvisaOne™ Suite

novation

CorvisaOne™ Product/Platform


PBX/Phone Registration
Inbound Contact Center
Outbound Contact Center
IVR
ACD
Campaign Mgmt
Lead Nurturing
Rules Engine
CorvisaOne Products
Blended Contact Center Solution
CorvisaOne Platform
Advanced Graphical Voicemail
Web-based Click to Dial
Social Media Monitoring
Business Analytics
Sample Vendor #1
Current: Salesforce
Integrated Vendors
Sample Internal and Third-Party Apps

13

CorvisaOne™ Suite: Outbound Connect to prospects and customers faster: – Dynamic call campaign management – Automated dialers – Multi-touch lead nurturing • Full rule distribution engine to manage leads – Native Salesforce integration – Contact management 14

CorvisaOne™ Suite: Inbound Deliver amazing customer experiences with ease: – IVR and ACD for advanced inbound call routing • On-demand queue management • Call overflow support – Remote workforce support – Native Salesforce integration 15

CorvisaOne™ Suite: PBX Business phone for a new era: – Enterprise features • 100% online management • Nationwide and international calling & numbers • Popular business phone features – Softphone and hard phone support – Mobile app – Native Salesforce integration 16

17 CorvisaOne™ Platform

CorvisaOne™ Platform Innovation through flexibility: – Enterprise communications platform for voice and SMS apps – Build complex, scalable telephony applications without spending capital building a foundational feature set – Tie phone systems into any back office system • More powerful than competing platforms 18

CorvisaOne™ Platform Allows customers and developers to: – Focus on innovation instead of infrastructure • Eliminates the need to buy, host, and manage hardware and infrastructure to support the apps they build • Apps are hosted and scaled by CorvisaCloud – no hardware required by the customer – Customize the operation of CorvisaCloud's products – Increase speed to market on initiatives by implementing features faster – Use our Lua-based programming language, Summit, along with APIs and web services 19

Key Differentiators • A platform-plus-product model that allows customers to fit communications software to their business no matter how unique – If you can think it, we can do it • A simplified customer experience as a single source provider for integrated communications products and consulting services – No need to manage multiple vendors for your contact center solution – We take responsibility for helping you improve your business – Easier to use with better functionality and flexibility • More sophisticated lead nurturing with integrated rules management than competing products 20